Exhibit 99.1

Arkados Group, Inc. Reports Fiscal First Quarter 2017 Results

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Revenues up nearly 400% Year-Over-Year, Reflect Rising Demand for Energy Conservation Services and Industrial Internet of Things Solutions

NEWARK, N.J., November 2, 2016 -- Arkados Group, Inc. (OTCQB: AKDS), a global provider of scalable and interoperable Internet of Things (IoT) solutions focused on industrial automation and energy management, today announced and commented on the Company’s consolidated financial and operational results for the fiscal first quarter 2017 ending on August 31, 2016.

Financial and Operational Highlights for the Three Months Ended August 31, 2016:

-	Revenues increased to $424,487, up $106,836 or 397% year-over-year, due to an increase in demand for our energy conservation services business;

-	Net loss decreased year-over-year from ($528,761) to ($286,974), as a result of lower operating expenses and an increase in revenue; and,

-	Launched our boiler conversion services to reduce energy costs and help local property owners comply with NY local law 43. Our initial customer is a local university for a two-site Oil-to-Natural Gas boiler conversion.

“We are very pleased with our first quarter results. Our financial performance continues to improve with extraordinary year-over-year revenue growth and an expansion of our services, products and customer base. In Fiscal Year 2017 we expect to continue to expand our services business with additional, value-add offerings, and introduce new, cutting-edge technology products, both with the goal of reducing cost and improving productivity for our commercial and industrial customers. The forthcoming products will run on our recently released Arktic software platform and leverage the unique scalability and interoperability that commercial applications demand. We look forward to a very successful year and to further establishing Arkados as a leading provider of Industrial Internet of Things solutions for smart building, smart city and smart machine applications.”

The Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2016 is on file with Securities and Exchange Commission. To access the report visit http://ir.arkadosgroup.com/.

The Industrial Internet of Things is an explosive opportunity according to research firm Markets and Markets, which projects the IIoT market size to reach $151 billion by 2020 and just the smart building segment to reach $24 billion.

In a November 2015 press release, Gartner estimates that the Internet of Things will support total professional services (defined as external providers that design, install and operate IoT systems for businesses under contract) spending of $235 billion in 2016, up 22% from 2015, and that connectivity services (through communications service providers) and consumer services will grow at an even faster pace. Another more recent Gartner report estimates IoT deployment in commercial buildings is on track to reach just over 1 billion in 2018.

Verizon’s The Internet of Things 2015 report revealed that among organizations having integrated IoT into their operations, 82% reported increased efficiency; 49% saw enhancements in product quality; and 45% claimed IoT technology has increased customer satisfaction.

About Arkados Group, Inc.

Arkados Group, Inc. through its subsidiaries is a global provider of scalable and interoperable Internet of Things (IoT) solutions focused on industrial automation and energy management. The Company’s solutions are uniquely designed to drive a wide variety of wireless and powerline communication (PLC)-based products, such as sensors, gateways, video cameras, appliances and other devices. By utilizing the Company’s solutions, Arkados’ customers can bring numerous sophisticated, full-featured products to market faster at a lower overall development cost.  Arkados® is a registered trademark of Arkados Group, Inc. For more information about Arkados, please visit us at http://www.arkadosgroup.com, and follow us on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, insufficient working capital, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Investor Relations

investors@arkadosgroup.com